                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         TRANSTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

                         Common Stock $0.01 Par Value
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                     n/a
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                     n/a
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                     n/a
        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                     n/a
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                     n/a
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                     n/a
        ------------------------------------------------------------------------

     (3)  Filing Party:

                                     n/a
        ------------------------------------------------------------------------

     (4)  Date Filed:

                                     n/a
        ------------------------------------------------------------------------

                             [TRANSTECHNOLOGY LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 24, 1997

To the Stockholders of
TransTechnology Corporation:

     The Annual Meeting of Stockholders (the "Meeting") of TransTechnology Corporation (the "Company") will be held at 10:00 a.m., EDT, on Thursday, July 24, 1997 at the Marriott Financial Center, 85 West Street, New York, New York, to consider and act upon the following matters:

          1. To elect seven directors of the Company;

          2. To approve an amendment to the Amended and Restated 1992 Long Term Incentive Plan authorizing an increase in the number of shares of Company Common Stock issuable under the plan; and

          3. To transact such other business as may properly come before the meeting.

     Only the stockholders of record at the close of business on May 30, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. A copy of the Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 31, 1997, is enclosed with this Notice of Annual Meeting.

     Whether or not you expect to attend the Meeting, you are urged to sign, date and return the enclosed proxy in the prepaid envelope provided. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. Your proxy will not be used if you attend the Meeting and vote in person.

                                          By Order of the Board of Directors
                                          /s/ GERALD C. HARVEY
                                          GERALD C. HARVEY
                                          Vice President, Secretary and General
                                          Counsel

Liberty Corner, New Jersey
June 18, 1997

--------------------------------------------------------------------------------

[TRANSTECHNOLOGY LOGO]          150 Allen Road, Liberty Corner, New Jersey 07938
                                PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement (first mailed to shareholders on or about June 18, 1997) is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of TransTechnology Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, July 24, 1997 at 10:00 a.m., EDT, at the Marriott Financial Center, New York, New York, and any adjournments thereof. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted as provided therein. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing an instrument revoking it with the Secretary of the Company, by submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Meeting.

The only voting securities of the Company consist of its common stock, $0.01 par value per share (the "Common Stock"). The close of business on May 30, 1997 has been fixed as the record date for the determination of holders of shares of Common Stock entitled to vote at the Meeting, and any adjournments thereof. As of that date, the Company had 5,027,733 shares of Common Stock outstanding. The holders of shares of Common Stock on the record date are entitled to one vote for each share on all matters to be considered at the Meeting and any adjournments thereof.

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock he or she holds. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of Directors of the Company. Votes against a candidate have no legal effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders are not entitled to cumulate votes.

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting will be borne by the Company. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation. The Company has engaged Beacon Hill Partners, Inc. to assist in the solicitation of proxies. It is expected that such firm will be paid approximately $3,500 for such services and will be

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

indemnified for matters arising out of this engagement including liabilities arising under securities laws. In addition, the Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.

For purposes of this Proxy Statement, the fiscal year ended March 31, 1997 shall be referred to as the fiscal year of 1997 or fiscal 1997.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The Bylaws provide that the exact number of directors to be elected on July 24, 1997 is seven. Unless otherwise instructed, the proxies received will be voted for the election of the nominees named below. Although it is not anticipated that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy holders will vote for substitute nominees at their discretion.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship among themselves or with any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO THE BOARD OF
DIRECTORS

Information is set forth below concerning each nominee for election as a director. The information was obtained from the Company's records or from information furnished directly by the individual.

--------------------------------------------------------------------------------

                                              POSITION WITH                            DIRECTOR
        NAME                                   THE COMPANY                      AGE      SINCE
------------------------------------------------------------------------------------------------
Gideon Argov                Director                                              40      1995
Walter Belleville           Director                                              70      1992
Michael J. Berthelot        Chairman of the Board of Directors and                47      1991
                            Chief Executive Officer
Patrick K. Bolger           President, Chief Operating Officer and                61      1992
                            Director
Thomas V. Chema             Director                                              50      1992
Michel Glouchevitch         Director                                              42      1996
James A. Lawrence           Director                                              44      1992
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MR. ARGOV has been Chairman, President and Chief Executive Officer of Kollmorgen Corporation, a $230 million diversified technology company specializing in high performance electronic motion control components and systems, since 1991. From 1988 to 1991, Mr. Argov was President, Chief Executive Officer and a principal of High Voltage Engineering Corporation, a $150 million diversified electrical producer of industrial controls, instrumentation and industrial machinery.

MR. BELLEVILLE has been a director of the Company since June 1992. From 1983 to the present, Mr. Belleville has been Chief Executive Officer and Chairman of the Board of ATI Machinery, Inc., the largest Caterpillar tractor rental and leasing company in the western United States. Additionally, since 1985 he has been Chairman of the Board of Sav-Trac of Arizona, Inc., a heavy equipment repair facility, President of Happy Horizons, Inc., an aircraft brokerage firm, and President of Pacific Plus, Inc., a consulting firm specializing in turnarounds of troubled companies.

MR. BERTHELOT has been a director of the Company since January 1991. In September 1991, he became Vice Chairman of the Company's Board of Directors and on January 1, 1992, he became acting President and Chief Executive Officer of the Company. From July to September 1992, Mr. Berthelot was removed from his Vice Chairman, acting President and Chief Executive Officer positions. From October 1992 to July 1995, Mr. Berthelot was the Company's Chairman of the Board of Directors, President and Chief Executive Officer. Since July 1995, he continues to serve as Chairman and Chief Executive Officer. Since September 1981, Mr. Berthelot has been Chief Executive Officer of Canterbury Holdings Corporation, a private investment company, and, from 1989 to 1992, he was a partner in the certified public accounting/management consulting firm of Barnes, Wendling, Cook & O'Conner, Inc.

MR. BOLGER joined the Company as Group Vice President -- Aerospace Products in January 1990 and became Executive Vice President, Chief Operating Officer and a director in October 1992. From August to October 1992, Mr. Bolger served as one of three executive officers in the Company's Office of the President. In July 1995 Mr. Bolger was appointed President and Chief Operating Officer. Prior to joining TransTechnology, he was Group Vice President of the Hamilton Standard Division of United Technologies, which manufactures control systems for the aerospace industry.

MR. CHEMA has been a partner in the law firm of Arter & Hadden since 1989, specializing in energy and telecommunications consulting. From January 1990 to February 1996, he served as Chairman of the Ohio Building Authority, an independent state agency that annually issues approximately $150 million of bonds and is responsible for financing and operating state office buildings and other facilities for the State of Ohio. From May 1990 to July 1995, Mr. Chema also served as Executive Director of the Gateway Economic Development Corporation of Greater Cleveland, a not-for-profit corporation chartered to build a baseball stadium and arena in downtown Cleveland. Mr. Chema is President of Gateway Consultants, Inc., a firm he founded in 1995 to provide consulting services relative to the financing and development of public assembly facilities such as ballparks, stadiums, and arenas.

MR. GLOUCHEVITCH has been Managing Director of Triumph Capital Group, Inc., a manager of institutional funds making private equity invest-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ments in middle market companies, since 1992. From 1988 to 1991, he was a general partner in Riordan Venture Management, making private equity investments on behalf of Richard J. Riordan, now mayor of Los Angeles.

MR. LAWRENCE has been a director of the Company since September 1992. He is Executive Vice President and Chief Financial Officer of Northwest Airlines. From 1993 to 1996 he served as President and Chief Executive Officer, Asia/Middle East/Africa of Pepsi-Cola Company, the unit of Pepsico responsible for soft drink operations in those geographic regions. From 1992 to 1993 he served as Executive Vice President of Pepsi-Cola International. From 1983 to 1992, Mr. Lawrence was a partner of the LEK Partnership, a general partnership organized in England to provide management consulting and merger and acquisition advisory services. From 1986 to 1992, he was also the Chairman of LEK Consulting Inc., the United States operating subsidiary of the partnership.

THE BOARD OF DIRECTORS

The incumbent directors, were elected as directors of the Company at the last annual meeting of stockholders of the Company which was held in July 1996.

COMMITTEES

The standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Compensation and Incentives Committee.

The Audit Committee reviews with the Company's independent auditing firm the results of the firm's annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is composed of Board members who are not officers, employees or affiliates of the Company or its subsidiaries. The Audit Committee, which consists of Messrs. Argov, Belleville and Lawrence, held two meetings during fiscal 1997.

The Nominating Committee establishes the criteria for and reviews the qualifications of individuals for nomination to the Board of Directors and to committees of the Board. In addition, the Nominating Committee presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. This committee, which consists of Messrs. Berthelot, Chema and Lawrence, held one meeting during fiscal 1997.

The Compensation and Incentives Committee reviews management's proposals and makes recommendations to the full Board for compensation and incentives for key employees and officers of the Company. This committee is comprised solely of directors who are not eligible to receive cash bonuses or any other type of incentive compensation. The Compensation and Incentives Committee, which presently consists of Messrs. Belleville, Chema and Glouchevitch held one meeting during fiscal 1997.

MEETINGS AND REMUNERATION

During the fiscal year ended March 31, 1997, the Board of Directors held six meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during fiscal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1997 (held during the period for which he has been a director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during that period.

The Company pays its non-employee directors a $5,000 annual retainer and $2,500 for each Board of Directors meeting attended. Meeting fees are also paid for attendance via conference telephone if such meetings last longer than thirty minutes. Directors are paid their $5,000 annual retainer in Company Common Stock rather than cash. In addition, each nonemployee director is granted a Stock Option to purchase the same number of shares that he owned on (a) the date that is sixty days after his election to the Board if that date occurs after September 11, 1994, or (b) on September 12, 1994 if the director had served on the Board prior to that date. In addition, the Company reimburses its directors for expenses incurred on behalf of the Company. Non-employee directors are also paid a retainer (in Company Stock) for serving on committees and fees (in cash) for attending committee meetings. Annual retainers for the Chairmen of the Audit Committee and of the Compensation and Incentives Committee are $4,200 and $3,000 for other members. Attendance at meetings of these committees is compensated at $800 per meeting. The Chairman of the Nominating Committee receives a $3,700 annual retainer while the other committee members receive $2,500. Attendance at Nominating Committee meetings is compensated at $900 per meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF PRINCIPAL
STOCKHOLDERS, NOMINEES FOR
DIRECTOR AND OFFICERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 30, 1997 (except as set forth in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) each executive officer of the Company, individually, and (iv) all directors and executive officers as a group:

--------------------------------------------------------------------------------

                                                               NUMBER OF
                                                               SHARES OF        PERCENTAGE OF
                           NAME                             COMMON STOCK(1)    COMMON STOCK(1)
-----------------------------------------------------------------------------------------------
Arch C. Scurlock                                                1,146,740(2)         22.8
  c/o Research Industries, Incorporated
  123 North Pitt Street
  Alexandria, Virginia 22314
Dimensional Fund Advisors Inc.                                    356,900(3)          7.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
FMR Corp.                                                         333,900(4)          6.6
  82 Devonshire Street
  Boston, Massachusetts 02109
Kennedy Capital Management, Inc.                                  403,425(5)          8.0
  10829 Olive Blvd.
  St. Louis, Missouri 63141
Ryback Management Corporation                                     319,500(6)          6.3
  7711 Carondelet Avenue
  Box 16900
  St. Louis, Missouri 63105
Gideon Argov                                                       16,519               *
Walter Belleville                                                   8,475               *
Michael J. Berthelot                                              375,454(7)          7.5
Patrick K. Bolger                                                 103,925(8)          2.1
Thomas V. Chema                                                     2,771               *
Michel Glouchevitch                                                13,834               *
Gerald C. Harvey                                                    3,877(9)            *
Winston Lau                                                         3,170(10)           *
James A. Lawrence                                                  59,874               *
Chandler J. Moisen                                                 45,955(11)           *
Joseph F. Spanier                                                   1,000               *
Directors and executive officers as a group                       634,854            12.6
  (11 persons)

--------------------------------------------------------------------------------

  *  Less than 1%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 (1) Except as set forth in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

 (2) Includes 1,100,000 shares of Common Stock owned by Research Industries, Incorporated, of which Dr. Scurlock owns 95% of the outstanding shares of stock.

 (3) Based on a February 5, 1997 filing on Schedule 13G with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 356,900 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, and for all of which Dimensional serves as investment manager. Dimensional has informed the Company in writing that it disclaims beneficial ownership of all such shares.

 (4) Based on a February 14, 1997 filing on Schedule 13G with the Securities and Exchange Commission, FMR Corp. owned this amount of shares of Common Stock as of December 31, 1996.

 (5) Based on a February 10, 1997 filing on Schedule 13G with the Securities and Exchange Commission, Kennedy Capital Management, Inc. owned this amount of shares of Common Stock as of December 31, 1996.

 (6) Based on a January 27, 1997 filing on Schedule 13G with the Securities and Exchange Commission, Ryback Management Corporation owned this amount of shares of Common Stock as of December 31, 1996.

 (7) Includes 129,000 shares issuable with respect to options exercisable within 60 days of May 30, 1997.

 (8) Includes 89,000 shares issuable with respect to options exercisable within 60 days of May 30, 1997.

 (9) Includes 3,833 shares issuable with respect to options exercisable within 60 days of May 30, 1997.

(10) Includes 3,000 shares issuable with respect to options exercisable within 60 days of May 30, 1997.

(11) Includes 31,000 shares issuable with respect to options exercisable within 60 days of May 30, 1997.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set forth in the table below are the names, ages and positions held by all executive officers of the Company.
--------------------------------------------------------------------------------

                                                                                         EXECUTIVE
                                                 POSITION WITH                            OFFICER
         NAME                                     THE COMPANY                     AGE      SINCE
--------------------------------------------------------------------------------------
Michael J. Berthelot           Chairman of the Board of Directors and Chief         47      1992
                               Executive Officer
Patrick K. Bolger              President, Chief Operating Officer and Director      61      1990
Chandler J. Moisen             Executive Vice President                             62      1991
Joseph F. Spanier              Vice President, Chief Financial Officer and          51      1996
                               Treasurer
Winston Lau                    Vice President of Operations                         50      1995
Gerald C. Harvey               Vice President, Secretary and General Counsel        47      1996
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Messrs. Berthelot and Bolger, see "Information Concerning Incumbent Directors and Nominees to the Board of Directors."

MR. MOISEN became Executive Vice President of the Company effective January 1997, and previously served as Senior Vice President, Chief Financial Officer and Treasurer of the Company from October 1992 to December 1996. From August to October 1992 Mr. Moisen served as one of three executive officers in the Company's Office of the President.

MR. SPANIER has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1997. From November 1996 to January 1997 he served as Vice President of Finance. From November 1994 to 1996, he served as Chief Financial Officer and Vice President of Financial Administration of MG Industries, a manufacturer of industrial gases and a subsidiary of Hoechst AG. From May 1994 to November 1994, Mr. Spanier was Vice President, Corporate Controller and Treasurer, and from 1990 to May 1994, he served as Vice President and Corporate Controller of Quaker Chemical Corporation, a manufacturer of chemical specialties.

MR. LAU joined the Company as Vice President of Operations in November 1995 and assumed additional responsibility as President of respectively The Palnut Company, a division of the Company, Industrial Retaining Ring Company and Seeger Inc. in April 1996. From June 1994 to November 1995, Mr. Lau held the position of Vice President, International with Crane Company and, from November 1991 to May 1994, President and CEO of Crane Canada Inc., a manufacturer of industrial and commercial valves and plumbing fixtures, as well as a national distributor of plumbing supplies. In prior years, Mr. Lau held various executive positions with the Ingersoll-Rand Company, a manufacturer of capital goods, in MIS, operations, marketing, distribution, finance and international operations.

MR. HARVEY has served as Vice President, Secretary and General Counsel of the Company since February 1996. From 1994 to 1996 Mr. Harvey was a member of the law firm of Pfaltz & Woller, P.A. From 1988 to 1994 he was a member of the law firm of Hannoch Weisman, A Professional Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1997, 1996 and 1995, of those persons who were, at March 31, 1997 (i) the chief executive officer and (ii) the other executive officers of the Company who received in excess of $100,000 in total annual salary and bonus for fiscal 1997. During each fiscal year in the three year period ended March 31, 1997, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                    ---------------------------------
                                                                                   AWARDS
                                                                                 ----------
                                   ANNUAL COMPENSATION              RESTRICTED   SECURITIES   PAYOUTS
                        -----------------------------------------     STOCK      UNDERLYING   -------    ALL OTHER
       NAME AND                 SALARY     BONUS     OTHER ANNUAL     AWARDS      OPTIONS      LTIP     COMPENSATION
  PRINCIPAL POSITION    YEAR     (1)        (2)      COMPENSATION      (3)          (#)       PAYOUTS       (4)
-----------------------------------------------------------------------------------------------------
Michael J. Berthelot    1997    330,000    193,926        --           1,177        9,000       --          23,777
  Chairman and Chief    1996    319,904    156,766        --           3,849        9,000       --          35,369(5)
  Executive Officer     1995    295,000    204,007        --           4,383       60,000       --          30,761(6)
Patrick K. Bolger       1997    225,000    129,305        --             785        9,000       --          19,293
  President and Chief   1996    215,000    104,528        --           2,566        9,000       --          19,658
  Operating Officer     1995    185,000    136,005        --           2,922       40,000       --          12,035
Chandler J. Moisen      1997    175,000    107,722        --             654        6,000       --          17,582
  Executive Vice        1996    175,000     87,081        --           2,138        6,000       --          14,584
  President             1995    175,000    113,337        --           2,631       15,000       --          11,418
Winston Lau             1997    150,000     55,255        --             170        6,000       --          11,867
  Vice President        1996     21,923         --        --              --        3,000       --           3,547
  of Operations         1995         --         --        --              --           --       --              --
Gerald C. Harvey        1997    132,116      9,149        --              44        6,000       --           8,222
  Vice President,       1996     15,384         --        --              --       10,000       --              51
  Secretary and         1995         --         --        --              --           --       --              --
  General Counsel

--------------------------------------------------------------------------------

(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(K) plan.

(2) Represents payments made to executive officers pursuant to the Company's Incentive Compensation Plan.

(3) An aggregate of 10,365 shares of restricted stock were held for the benefit of the executive officers at fiscal year-end. Such shares vest in annual increments of one-third each year. The executive officers receive dividends on issued but unvested shares.

(4) These amounts include the Company's contributions to the Retirement Savings Plan and insurance premiums paid by the Company under the Company's group benefits plan.

(5) The amount includes relocation expenses of $24,000 paid to Mr. Berthelot.

(6) The amount includes relocation expenses of $20,000 paid to Mr. Berthelot.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Incentive Compensation Plans. The Fiscal Year '96-'98 Incentive Compensation Plan (the "Incentive Compensation Plan") provides for the award of cash bonuses from profits based upon operating results. Results are measured by a wide range of goals which must be met, including goals for operating income, return on investment, individual strategic and/or operational issues, cash flow and annual income growth. The stock feature of the Incentive Compensation Plan provides for the award of restricted stock and stock options to corporate officers, division presidents and other key personnel. The number of restricted shares awarded is equal to the number of shares that could be purchased at the closing price of the stock on the date the Compensation and Incentives Committee of the Board of Directors approved the bonus pool for the fiscal year just ended with 10% of the cash bonus pool. Voting and dividend rights vest immediately. Restrictions on sale lapse over three years in annual one-third increments. Shares for which restrictions have not yet expired are forfeited upon termination of employment. Stock options are awarded at an exercise price equal to the fair market value of the shares on the date of grant. Options become exercisable in annual equal installments over three years and expire five years after grant date. Both restricted stock and stock options are awarded pursuant to the Amended and Restated 1992 Long Term Incentive Plan, which provides the mechanism for awarding various kinds of stock based awards.

Change in Control Agreements. In May 1997, the Company entered into severance agreements with each of Messrs. Bolger, Moisen, Lau and Harvey (the "Severance Agreements") which provide for payments only in the event of termination of employment during the term of the Severance Agreements following within 24 months after a change in control of the Company where such termination is other than for cause or the executive resigns for good reason which includes reduction in compensation, benefits or responsibilities, relocation by more than 50 miles of the executive's primary worksite, adverse alternation of the executive's office space and administrative support, or failure by the Company to obtain an agreement from any successor or assignee corporation to assume and perform the Severance Agreements. Benefits under the Severance Agreements are equal to 200% of the executive's annual salary, the executive's average bonuses during the two years preceding the change of control, earned but unused vacation and sick time, the fair market value of accrued but unvested restricted stock and stock options outstanding, and all accrued but unpaid salary. The benefits due under the Severance Agreements are in addition to all amounts payable to each of the executives pursuant to the Company's other agreements and benefit plans then in effect, except that any amount paid to any of the executives pursuant to the Corporate Severance Pay Plan shall be credited against amounts due under the Severance Agreements. The Severance Agreements provide for no benefits in the event the executive is terminated for cause and (except in the event that the executive is convicted of a felony, a crime involving moral turpitude or a crime adverse to the Company's welfare) fails to cure the alleged breach within 30 days after the executive has been notified by the Company's Board of Directors. The initial term of each of the Severance Agreements is for two years unless extended in writing by the parties.

Retirement Plans.  The Executive Officers are participants in the
TransTechnology Corporation Retirement Savings Plan (the "Retirement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Savings Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code which covers non-union employees who have been employed by the Company for more than one year. Approximately 737 employees participate in the Retirement Savings Plan. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 15% of their compensation by contributing such compensation to the plan. The Company contributes a minimum of 3% and a maximum of 6% of employees' compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

Executive Life Insurance Plan. The Company maintains life insurance policies for its executive officers which supplement the group life policies available to all salaried employees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

STOCK OPTIONS

The following table sets forth information concerning options granted during fiscal 1997 to each of the named executive officers of the Company identified in the Summary Compensation Table.

                        OPTION/SAR GRANTS IN FISCAL 1997
--------------------------------------------------------------------------------

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------
                                                % OF                                     POTENTIAL
                                                TOTAL                                REALIZABLE VALUE
                                              OPTIONS/                               OF ASSUMED ANNUAL
                                                SARS                                  RATES OF STOCK
                                               GRANTED     EXERCISE                        PRICE
                                  OPTIONS/       TO        OR BASE                   APPRECIATION FOR
                                    SARS      EMPLOYEES     PRICE       EXPIRA-         OPTION TERM
                                  GRANTED     IN FISCAL     $ PER         TION       -----------------
             NAME                  (#)(1)       YEAR        SHARE         DATE       5% ($)    10% ($)
---------------------------------------------------------------------------------
Michael J. Berthelot                9,000         10         16.50       05-09-01    41,028    90,661
Patrick K. Bolger                   9,000         10         16.50       05-09-01    41,028    90,661
Chandler J. Moisen                  6,000          7         16.50       05-09-01    27,352    60,441
Winston Lau                         6,000          7         16.50       05-09-01    27,352    60,441
Gerald C. Harvey                    6,000          7         16.50       05-09-01    27,352    60,441

--------------------------------------------------------------------------------

(1) Amounts shown represent stock options only. No stock appreciation rights
(SARs) were awarded.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following table summarizes option exercises during fiscal 1997 and the total number and value of exercisable and unexercisable stock options held by each of the named executive officers on March 31, 1997, the last day of fiscal 1997.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                   UNEXERCISED     VALUE OF UNEXERCISED
                                                                     OPTIONS       IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)        AT FY-END($)
                                                                  --------------   --------------------
                            SHARES ACQUIRED ON                     EXERCISABLE/        EXERCISABLE/
           NAME                  EXERCISE        VALUE REALIZED   UNEXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
Michael J. Berthelot                  --                  --      103,000/35,000      985,000/228,875
Patrick K. Bolger                  2,160              23,490       69,666/28,334      666,663/187,213
Chandler J. Moisen                    --                  --       22,000/15,000      200,000/100,500
Winston Lau                           --                  --         1,000/8,000         8,875/47,000
Gerald C. Harvey                   1,500              10,500        1,833/12,667        13,518/78,419
-------------------------------------------------------------------------------------------------------

The following table sets forth information concerning long-term incentive plan awards in the form of restricted stock awarded during fiscal 1997 to each of the named executive officers of the Company.

               LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1997(1)
--------------------------------------------------------------------------------

                                                                                      PERFORMANCE
                                                                                       OR OTHER
                                                                    NUMBER OF           PERIOD
                                                                  SHARES, UNITS          UNTIL
                                                                    OR OTHER          MATURATION
                            NAME                                    RIGHTS(#)          OR PAYOUT
-------------------------------------------------------------------------------------------------
Michael J. Berthelot                                                   1177             3 years
Patrick K. Bolger                                                       785             3 years
Chandler J. Moisen                                                      654             3 years
Winston Lau                                                             170             3 years
Gerald C. Harvey                                                         44             3 years

--------------------------------------------------------------------------------

(1) Restricted stock awards are calculated based upon a cash bonus pool, which is itself based upon annual profit. The number of restricted shares awarded is equal to shares that could be purchased at $16.50 (the closing price of the stock on the date of the award) with 10% of the cash bonus pool. The cash bonus is described on page 10.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND INCENTIVES COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation and Incentives Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for establishing policies and implementing programs relating to executive compensation. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed by the entire Board of Directors, except for decisions relating to stock based awards, which under the Amended and Restated 1992 Long Term Incentive Plan may be made by the Committee.

The Committee's philosophy regarding executive compensation is that a compensation program should (i) support the achievement of desired Company performance; (ii) provide compensation that will attract and retain qualified executives and reward performance; (iii) align the executive officers' interests with shareholders' interests as well as the overall success of the Company by placing a portion of pay at risk; and (iv) encourage management's stake in the long-term performance and success of the Company.

For Fiscal Years 1996-1998, a form of Annual Incentive Plan consistent with this philosophy is in place. The compensation reflected in this proxy statement includes the results of the Annual Incentive Plan and will be described here briefly.

The methodology for setting base salary of the executive officers consists of
(i) determining marketplace compensation by comparing the corporation to groups of other corporations with similar characteristics and (ii) evaluating each executive's performance as well as the performance of the Company as a whole. Each year the performance of executive officers and division presidents is evaluated by the Chief Executive Officer and in turn the Chief Executive Officer is evaluated by the outside members of the Board of Directors. The evaluation is based upon individualized performance objectives designated at the beginning of the fiscal year and at the time of the last performance evaluation.

The annual cash bonus portion of the executive officers' compensation program is an important tool in providing incentive both for short-term and long-term performance. Cash and restricted stock awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company's annual business plan. Executive officers, including Mr. Berthelot, earn no bonus unless 100% of the business plan's profit goals are met. The business plan is prepared and approved prior to the start of the fiscal year. The plan for executive officers and division presidents measures performance factors against targets for income before taxes, profit growth, productivity growth, return on investment, cash flow, meeting budgets and achievement of individual performance objectives.

In addition to the restricted stock awards described above, executive officers and division presidents receive incentive stock options. Stock options are based upon marketplace compensation studies and are awarded individually each year at an exercise price equal to the stock's fair market value on date of grant. Stock options vest over a three-year period and have never been repriced.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The long term portion of the plan as structured rewards the achievement of increased value of the entity over the long term. This latter portion of the cash bonus will be paid at the end of a three-year period based upon the increase in the enterprise value of the company, or a division of the company, as the case may be, which exceeds a compounded rate of 12% per annum. (The 12% per annum hurdle rate was established to represent the overall return an investor would seek at the beginning of the three-year measuring period.) It is the purpose of the Committee and the Board in implementing this feature of the senior managers' incentive compensation program to encourage and reward long term growth in the value of the Company.

Mr. Berthelot's compensation, including base compensation, cash bonus and stock awards is determined by the same methodology as described above for all executive officers.

WALTER BELLEVILLE
THOMAS V. CHEMA
MICHEL GLOUCHEVITCH

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPOSAL 2 -- RATIFICATION AND APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 1992 LONG TERM INCENTIVE PLAN

BACKGROUND

The Board of Directors of the Company, at its July 8, 1992 meeting, adopted the original version of the Amended and Restated 1992 Long Term Incentive Plan (the "Plan"), which was approved by stockholders on September 23, 1992. The Board, at its July 13, 1994 meeting, adopted an amended and restated version of the Plan increasing the number of shares of the Common Stock issuable under the Plan, providing for accelerated vesting of stock based awards upon a change in control of the Company and providing for participation by directors who are not employees of the Company. Such amended and restated version of the Plan was approved by stockholders on September 13, 1994.

PROPOSED AMENDMENT

The Board of Directors of the Company, at its April 11, 1997 meeting, adopted an amendment to the Plan increasing the number of shares of Common Stock issuable under the Plan, subject to stockholder ratification and approval as described herein, and also adopted other technical revisions to the Plan. Pursuant to the amendment, the number of shares of the Company's Common Stock authorized to be awarded under the Plan has been increased from 570,000 to 800,000 shares. If the amendment to the Plan is ratified and approved by the stockholders, the Company plans to file a registration statement under the Securities Act of 1933 pertaining to the 230,000 additional shares. As of May 30, 1997 the market value of the Company Common Stock was $20.00 per share.

As of March 31, 1997 there were outstanding options under the Plan to purchase 477,714 shares of the Company's Common Stock at prices ranging from $9.625 to $16.75 per share.

The following tables set forth the number of shares of Common Stock for which Stock Options have been granted and the number of shares of Restricted Stock which have been granted to (a) the Chief Executive Officer, (b) the other four most highly compensated executive officers, (c) all current executive officers as a group, (d) all current directors who are not executive officers as a group and (e) all employees as a group.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following table sets forth information regarding the cumulative awards received under the Plan to the persons and groups indicated from the inception of the Plan in 1992 through May 30, 1997.

--------------------------------------------------------------------------------

                                                 POSITION WITH              STOCK    RESTRICTED
                NAME                              THE COMPANY              OPTIONS     STOCK
-----------------------------------------------------------------------------------------------
Michael J. Berthelot                   Chairman of the Board and Chief     138,000     10,262
                                       Executive Officer
Patrick K. Bolger                      President, Chief Operating Officer   98,000      8,940
                                       and Director
Chandler J. Moisen                     Executive Vice President             42,000      8,024
Winston Lau                            Vice President of Operations          9,000        391
Gerald C. Harvey                       Vice President, Secretary and        16,000        281
                                       General Counsel
Executive Group                                                            318,000     28,070
Non-Executive Director Group                                                48,724      8,514
Non-Executive Officer Employee Group                                       111,000     12,015

--------------------------------------------------------------------------------

The following table sets forth information regarding awards proposed to be granted under the Plan to the persons and groups indicated contingent upon shareholder approval of the proposal to amend the Plan described herein:

--------------------------------------------------------------------------------

                                                    POSITION WITH                      STOCK
                 NAME                                THE COMPANY                      OPTIONS
---------------------------------------------------------------------------------------------
Michael J. Berthelot                   Chairman of the Board and Chief                  9,000
                                       Executive Officer
Patrick K. Bolger                      President, Chief Operating Officer and           9,000
                                       Director
Chandler J. Moisen                     Executive Vice President                         6,000
Winston Lau                            Vice President of Operations                     6,000
Gerald C. Harvey                       Vice President, Secretary and General            6,000
                                       Counsel
Executive Group                                                                        42,000
Non-Executive Director Group                                                                0
Non-Executive Officer Employee Group                                                   36,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The summary that follows is subject to the actual terms of the Plan as amended, which is attached hereto as Annex A. The terms of the Plan require the approval by the stockholders of the Company of the amendment to the Plan increasing the number of shares of Common Stock authorized to be awarded under the Plan.

     DESCRIPTION OF THE AMENDED AND RESTATED 1992 LONG TERM INCENTIVE PLAN

SHARES

Shares awarded under the Plan may be comprised of, in whole or in part, authorized and unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Company's Common Stock, such shares will again be available for future distribution under the Plan.

PARTICIPATION

Awards under the Plan may be made to key employees, including officers of the Company and its subsidiaries and those directors of the Company who are not employees of the Company ("Outside Directors") and its subsidiaries. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

ADMINISTRATION

The Plan is administered by a Committee of no less than three directors (the "Committee") who are not employed by the Company and who meet certain other criteria ("Non-Employee Directors").

AWARDS UNDER THE PLAN

The Committee has the authority to grant the following types of awards under the
Plan: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock;
(4) Deferred Stock; and (5) Other Stock-Based Awards.

Stock Options. Incentive Stock Options ("ISOs") and other stock options ("Non-Qualified Stock Options") may be granted for such number of shares and to such recipients as the Committee will determine and may be granted alone, in conjunction with, or in tandem with other awards under the Plan and/or cash awards outside the Plan, except that ISOs may only be granted to employees.

A Stock Option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee at or after grant, which term will be no more than ten years after the date of grant. Except in the case of an employee's, officer's or Outside Director's termination or resignation by reason of death or disability, no Stock Option will be exercisable prior to the first anniversary date of the granting of the Option. In the event of a Change of Control, Stock Options will be exercisable immediately if the grant was approved in advance by the Committee.

The option price for any ISO will not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant. Payment of the option price for an ISO may be in cash, note or such other instrument as the Committee may accept. The Committee may

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

also authorize the payment of the option price of Non-Qualified Stock Options in the form of Restricted or Deferred Stock.

If an employee owns more than ten percent of the Company's Stock, then any ISO issued to that employee must provide for an option price of at least 110% of the fair market value of the Stock on the date on which the ISO was granted, and the ISO cannot be exercised more than five years after the date on which it was granted.

Unless otherwise determined by the Committee, only options which are exercisable on the date of termination of employment may be subsequently exercised. In general, options that were exercisable prior to termination of employment may be exercised for one year following termination of employment. However, in the case of an ISO, this time period is generally limited to three months. Stock Options granted under the Plan are not exercisable prior to the first anniversary date of the granting of the Option; however, in the event of a Change of Control, Stock Options will be exercisable immediately if the grant was approved in advance by the Committee or the Board.

CHANGE OF CONTROL

Under the Plan, except as the Board may expressly provide otherwise in resolutions adopted prior to a Change of Control, as defined below, on the occurrence of a Change of Control as defined below, (a) all Stock Options and SARs then outstanding shall become fully exercisable and (b) all outstanding restrictions and conditions on all grants of Restricted Stock, Deferred Stock, and Other Stock-Based Awards shall be deemed satisfied, in each case as of the date of such Change of Control. Under the Plan, a Change of Control is defined as any event occurring after September 13, 1994 in which (a) any person (an individual, entity or group) becomes the beneficial owner of shares representing 20% or more of the total number of votes outstanding, (b) as a result of, or in connection with, a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board thereafter; (c) Company stockholders have approved an agreement providing either for a transaction in which the Company will cease to be an independent, publicly-owned corporation or for the sale or other disposition of all or substantially all of the assets of the Company or (d) a tender offer or exchange offer is made by a person other than the Company for shares of Common Stock, and shares are acquired pursuant thereto.

Stock Options are not transferable except by will or the laws of descent and distribution.

Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a Stock Option and will be exercisable only when the underlying Stock Option is exercisable and in no event shall a SAR be exercisable within the six-month period subsequent to the date of grant of the SAR. Once an SAR has been exercised, the related portion of the Stock Option underlying the SAR will terminate.

Upon the exercise of an SAR, the Committee will pay to the grantee an amount of money equal to the excess of the fair market value of the Stock on the exercise date over the option price, multiplied by the number of shares of Stock being exercised pursuant to the SAR.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Committee has the discretion to determine whether the payment will be made in cash, common stock or a combination thereof.

SARs are transferable only to the extent that the underlying Stock Option is transferable, that is, upon the holder's death.

Restricted Stock. Restricted Stock may be granted alone, in conjunction with, or in tandem with other awards under the Plan and/or cash awards outside of the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of Restricted Stock may vary from participant to participant.

In making an award of Restricted Stock, the Committee will determine the periods during which the Stock is subject to forfeiture (the "Restricted Period"), and may grant such Stock without the payment of any cash consideration by the participant.

The Committee will establish a Restricted Period during which the grantee may not sell, transfer, pledge or assign the Restricted Stock. In any event, Restricted Stock must be held for a minimum of six months prior to disposition. The certificate evidencing the Restricted Stock will remain in the possession of the Company until the Restriction Period has expired.

Upon the termination of the employee's employment for any reason during the Restriction Period, all Restricted Stock either will vest or be subject to forfeiture, in accordance with the terms and conditions of the award. During the Restriction Period the employee will have the right to vote the Restricted Stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of Restricted Stock. Stock dividends will be treated as additional shares of Restricted Stock and will be subject to the same terms and conditions as the initial grant.

Deferred Stock. Deferred Stock Awards may be granted alone, in conjunction with, or in tandem with other awards under the Plan and cash awards outside of the Plan, and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The Committee determines the periods during which the Deferred Stock is subject to forfeiture, and may grant such Stock without any cash payment by the participant.

During the deferral period set by the Committee (the "Deferral Period"), the employee may not sell, transfer, pledge or assign the Deferred Stock Award. In any event, Deferred Stock must be held for a minimum of six months prior to disposition. At the end of the Deferral Period, shares of Common Stock equal to the number specified in the Deferred Stock Award will be delivered to the employee.

Upon the termination of the employee's employment for any reason during the Deferral Period, all Deferred Stock either will vest or be subject to forfeiture in accordance with the terms and conditions of the award.

During the Deferral Period, and as determined by the Committee, amounts equivalent to any dividends that would have been paid had the shares of Deferred Stock been issued will be paid to the employee or deemed reinvested in additional shares of Deferred Stock. Deferred Stock will carry no voting rights until such time as the Stock is actually issued.

Other Stock-Based Awards. The Committee may also grant other types of awards that are

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

valued, in whole or in part, by reference to or otherwise based on the Company's Common Stock (the "Other Stock-Based Awards"). These awards may be granted alone, in addition to, or in tandem with Stock Options, SARs, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards. Such awards will be made upon terms and conditions as the Committee may in its discretion provide. Such Other Stock-Based Awards must be held for a minimum of six months prior to disposition.

FEDERAL INCOME TAX ASPECTS

The following is a brief summary of the principal federal income tax aspects of awards made under the Plan based upon the laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

Restricted Stock. A participant in the Plan receiving Restricted Stock generally will recognize ordinary income in the amount of the fair market value of the Restricted Stock at the end of the one-year period during which the Stock is subject to forfeiture ("Restriction Period"). The Company is entitled to deduct the amount that the participant in the Plan includes in income. With respect to the sale of the shares after the Restriction Period has expired, the holding period for determining whether the participant in the Plan has long-term or short-term capital gain or loss generally begins when the Restriction Period expires and the tax basis for the shares will generally be based on the fair market value of the shares on that date.

However, a participant in the Plan may elect, under Section 83(b) of the Internal Revenue Code ("Section 83(b) Election"), within 30 days of the grant of the Restricted Stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock (determined without regard to the restrictions) over the amount paid (if any) for the Restricted Stock. The Company will deduct the amount taxable to the participant in the Plan. However, if the shares are forfeited the participant in the Plan will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the Section 83(b) Election. Also, if the participant in the Plan makes a Section 83(b) Election, his or her holding period commences on the date of grant, and his or her tax basis is the fair market value of shares on the date on which the Restricted Stock is granted to the participant in the Plan.

Stock Options. In general, with respect to Stock Options (a) no income is realized by the participant in the Plan at the time the option is granted; (b) except in the case of an ISO, upon exercise of the option, the participant in the Plan realizes ordinary income in an amount equal to the difference between the option price and the fair market value of the stock on the date of exercise;
(c) the Company will be entitled to a tax deduction in the amount taxable to the participant in the Plan; and (d) upon disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant in the Plan has held the shares since the exercise date.

CONCLUSION AND RECOMMENDATION

The Board of Directors believes it is in the interests of the Company and its stockholders to adopt the amendment to the Plan to help to attract and retain persons of outstanding com-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

petence as Outside Directors, executive officers and other key employees, and to further the identity of their interests with those of the Company's stockholders.

The affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote, in person or by proxy, at the 1997 Annual Meeting is required for ratification and approval of the proposal to amend the Plan. The Board of Directors recommends a vote FOR ratification and approval of the proposal to amend the Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, Standard & Poor's 500 Index and a Company-constructed Peer Group Index (consisting of public companies which manufacture products that compete with the Company's products) for the last five fiscal years. Total returns are based on market capitalization. Peer group indices use beginning of period market capitalization weighting. Total return assumes reinvestment of dividends.

        Measurement Period
      (Fiscal Year Covered)           TransTechnology        S & P 500          PEER GROUP
1992                                      100.00              100.00              100.00
1993                                      150.66              115.23              113.16
1994                                      225.27              116.93              144.49
1995                                      170.13              135.13              154.79
1996                                      229.08              178.51              191.68
1997                                      330.84              213.89              236.89

  * ASSUMES INITIAL INVESTMENT OF $100.

Peer Group includes: Eaton Co., ITW, Park-Ohio Industries, SPS Technologies, Stant and Trimas.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that from April 1, 1996 to March 31, 1997, all persons subject to the reporting requirements of Section 16(a) filed the reports on a timely basis except for (i) one report filed by Mr. Argov on March 21, 1997, reporting two transactions which occurred in February, 1997 and which should have been reported by March 15, 1997, and (ii) one report filed by Mr. Belleville on May 29, 1997 reporting one transaction which occurred in July 1996 and which should have been reported by May 15, 1997.

RELATIONSHIP WITH THE COMPANY'S AUDITORS

The Company is not selecting or recommending a principal accountant to stockholders for election, approval or ratification for the current year. The Company is not required to obtain shareholder approval or ratification of its selection of its auditors under Delaware law, and the Audit Committee and the Board of Directors reserve the right to make any change in auditors at any time, and without shareholder approval, which they deem advisable or necessary. Representatives of Deloitte & Touche LLP, the Company's principal accountant for the current year, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company's annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management, such stockholder must notify the Company at its executive offices no later than February 18, 1998.

ANNUAL REPORTS

A copy of the Company's Annual Report for the fiscal year ended March 31, 1997 is being mailed to each stockholder of record together with this Proxy Statement. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 1997. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the Annual Report to Stockholders. A COPY OF THIS REPORT, WITHOUT EXHIBITS, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO GERALD C. HARVEY, SECRETARY OF THE COMPANY, AT TRANSTECHNOLOGY CORPORATION, 150 ALLEN ROAD, LIBERTY CORNER, NEW JERSEY 07938. If requested, the Company will also provide such persons with copies of any exhibit

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                                       24

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to the Annual Report on Form 10-K upon the payment of a fee limited to the
Company's reasonable expenses in furnishing such exhibits. Such Report is not a part of the Company's soliciting material.

OTHER MATTERS

The Board of Directors does not know of any matter to be acted upon at the Meeting other than the matters described herein. If any other matter properly comes before the Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

            By Order of the Board of Directors
            /s/ GERALD C. HARVEY
            GERALD C. HARVEY
            Vice President, Secretary and
            General Counsel

Liberty Corner, New Jersey
June 18, 1997

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                                       25

                                                                         ANNEX A

                          TRANSTECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                         1992 LONG TERM INCENTIVE PLAN

SECTION 1.  PURPOSE: DEFINITIONS.

The purpose of the TransTechnology Amended and Restated 1992 Long Term Incentive Plan (the "Plan") is to enable TransTechnology Corporation (the "Company") to attract, retain and reward key employees and Outside Directors of the Company and its Subsidiaries and strengthen the mutuality of interests between those individuals and the Company's shareholders, by offering them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Book Value" means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of their outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

     (c) "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events after September 13, 1994:

          (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

         (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

        (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

         (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding

          Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e)  "Committee" means the Committee referred to in Section 2 of the Plan.

     (f) "Company" means TransTechnology Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

     (h) "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

     (i)  "Exchange Act" shall mean the Securities Exchange Act of 1934.

     (j) "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without regard to any restriction, other than a restriction which by its terms will never lapse.

     (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
          Section 422 of the Code.

     (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(I) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, or any successor definition adopted by the Commission, which definition currently means a director who:

         (A) is not currently an officer of or employed by the issuer or a parent or subsidiary of the issuer; and

         (B) does not receive compensation from the issuer, a parent or subsidiary for consulting services or in any capacity other than as a director, except if the amount would not require disclosure pursuant to Item 404(a) of Regulation S-K (if the amount exceeds $60,000); and

         (C) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

         (D) is not engaged in a business relationship for which disclosure would be required by Item 404(b) of Regulation S-K (amount exceeds 5% of revenue of issuer or another entity).

     (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (n) "Outside Director" means any Director who is not an employee of the Company or of a Subsidiary.

     (o) "Other Stock-Based Award" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on Stock.

     (p) "Plan" means this TransTechnology Corporation 1992 Long Term Incentive Plan, as amended from time to time.

     (q) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

     (r) "Stock" means the Common Stock, $.01 par value per share, of the Company.

     (s) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between --

         (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6, and

        (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     (t) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

     (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

The Plan shall be administered by a Committee of not less than three members of the Board of Directors of the Company (the "Board") all of whom shall be Non-Employee Directors within the meaning of Rule 16b-3 under the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, key employees, and Outside Directors eligible under Section 4 --

         (i) Stock Options,

         (ii) Stock Appreciation Rights,

        (iii) Restricted Stock,

        (iv) Deferred Stock, and/or

         (v) Other Stock-Based Awards.

In particular, the Committee shall have the authority:

     (a) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder.

     (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

     (c) to determine the number of shares to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

     (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under
          Section 5(j) or (k), as applicable, instead of Stock;

     (f) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

     (g) to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;

     (h) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

     (i)  to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock, or Deferred Stock, or Other Stock-Based Award granted hereunder and forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

Officers and other key employees of the Company and its Subsidiaries (but excluding members of the Committee) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be granted awards under the Plan. Notwithstanding the preceding sentence, Outside Directors may participate to the extent specified in Section 10.

SECTION 5.  STOCK OPTIONS.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The provisions of Stock Options need not be the same with respect to each recipient.

Stock Options granted under the Plan may be of two types; (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. However, Incentive Stock Options may only be granted to employees.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than (i) 110% of the Fair Market Value of the Stock at grant in the case of an individual who owns more than 10% of the Stock, determined under the rules of Section 424(d) of the Code ("Ten Percent Shareholder"), and (ii) 100% of the Fair Market Value of the Stock at grant in all other cases. The option price of a Non-Qualified Stock Option need not comply with the restrictions in the preceding sentence.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than (i) five years after the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, and (ii) ten years after the date the Option is granted in all other cases.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(f) and (g), or unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option; provided, further, that, notwithstanding anything in the foregoing to the contrary, no Stock Option shall be exercisable prior to the date which is six months subsequent to the grant of said Stock Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

     (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Participants may exercise Stock Options only with respect to whole number of shares.

          Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

          If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock Award or Deferred Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).

     (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

     (f) Termination by Death. Subject to Section 5(I), if an optionee's employment by the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Subject to Section 5(I), if an optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter. However, if the optionee dies within such one year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised, to the extent otherwise than exercisable, for the lesser of three months or the balance of such Stock Option's term.

     (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or modified, nor shall any discretion or authority granted under the Plan be so exercised, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

          To the extent required for "Incentive Stock Option" status under
          Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement that the plan must expressly provide for the $100,000 limitation, then this second paragraph of Section 5(i) shall no longer be operative.

          To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

          (i) an Incentive Stock Option shall be exercisable no later than three months following termination of employment with the Company or a Subsidiary;

         (ii) in the event the optionee's employment is terminated by reason of disability, the three month period of Section 5(I)(I) is extended to twelve months; and

        (iii) in the event the optionee's employment is terminated by reason of death, the three month period of Section 5(I)(I) is waived entirely.

     (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved, other than those restrictions which, by their terms, will never lapse.

SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares by a related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee, subject to
          Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in
          Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. Notwithstanding anything to the contrary in this Section 6, no Stock Appreciation Right shall be exercisable prior to the date which is six months subsequent to the date of grant of said Stock Appreciation Right.

         (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

        (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

        (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan for the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

         (v) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

SECTION 7.  RESTRICTED STOCK.

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

          The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

          The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) Shares of Restricted Stock may be issued for no cash consideration.

         (ii) In order to receive an award of Restricted Stock, the Participant must first execute a Restricted Stock Award Agreement and pay whatever price (if any) is required under Section 7(b)(I).

        (iii) Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

        (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of this Plan and the award agreement during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

        (ii) Except as provided in this Paragraph (ii) and Section 7(c)(I), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payments of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

       (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

        (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

         (v) A participant may elect to further extend the Restriction Period for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

     (c) Rules and Procedures. The Committee shall develop such rules and procedures, not inconsistent with the provisions of this Section 7, as it deems necessary or appropriate relating to awards of Restricted Stock under the Plan.

     (d) Notwithstanding anything in this Section 7 to the contrary, Restricted Stock granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 8.  DEFERRED STOCK.

     (a) Administration. Deferred Stock may be awarded either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

          The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

          The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

         (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.

        (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

       (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company or any Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

        (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

         (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

        (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participants.

     (c) Notwithstanding anything to the contrary in this Section 8, Deferred Stock granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 9.  OTHER STOCK-BASED AWARDS.

     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, or Deferred Stock granted under the Plan and/or cash awards made outside of the Plan.

          Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

          The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b)  Terms and Conditions.  Other Stock-Based Awards made pursuant to this
          Section 9 shall be subject to the following terms and conditions:

         (i) Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(v) below, shares subject to awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

        (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

        (iii) Any award under Section 9 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

         (iv) In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 9.

         (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of an agreement or other instrument by the Company and by the participant.

        (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration.

     (c) Notwithstanding anything to the contrary in this Section 9, Other Stock-Based Awards granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 10.  OUTSIDE DIRECTORS.

Notwithstanding anything herein to the contrary, Outside Directors may participate in the Plan in accordance with this Section 10.

     (a) All annual retainer fees for service as a Director and as a member of any committee of the Board shall be paid in the form of Stock. However, payments made for attendance at a meeting (whether in person or by telephone) will be paid in cash. Stock payments will be made within ten (10) business days following the date of the election of the Board.

         (i) Any Stock issued to an Outside Director will contain a legend restricting its resale for a twelve (12) month period.

         (ii) Should the individual's service as a Director terminate prior to the expiration of the twelve (12) month period for a reason other than death or Disability, the Stock shall be forfeited.

        (iii) The Company shall cause a new share certificate to be issued to each Outside Director following the lapse of the twelve (12) month period.

     (b) Each Outside Director shall be granted a Stock Option to purchase the same number of shares of Stock that the Outside Director owned (i) sixty (60) days after the date of his or her election to the Board if that date occurs after September 11, 1994, or (ii) on September 12, 1994, if the Outside Director had served on the Board prior to that date ("Entitlement Date").

         (i) In no event may the maximum number of shares issued to an Outside Director pursuant to this Paragraph (b) exceed twenty-five thousand (25,000).

        (ii) Stock Options issued pursuant to this Paragraph (b) shall be:

           (A) Issued within ten (10) business days after the individual's Entitlement Date:

           (B) At an option price equal to the fair market value of the Stock on the individual's Entitlement Date;

           (C) Exercisable upon the earlier of (i) a Change of Control, or (ii) one (1) year after the individual's Entitlement Date; and

           (D) Continue to be exercisable for a period of four (4) years while serving as a Director;

           (E) Exercisable for a period of ninety (90) days following termination of service as a Director, unless such termination is due to the individual's death or Disability, in which case the Stock Option shall be exercisable for one (1) year following termination of service.

     (c) Notwithstanding anything in the foregoing to the contrary, any Stock Option granted pursuant to this Section 10 shall not be exercisable prior to the date which is six months subsequent to the date of grant of such Stock Option; provided, however, that upon the occurrence of a Change of Control, the Stock Option shall be exercisable immediately if the grant of such Stock Option was approved by the Board or the Committee provided for in Section 2 hereof.

SECTION 11.  CHANGE OF CONTROL.

In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control:

     (a) All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change of Control; and

     (b) All restrictions and conditions of all grants of Restricted Stock (including Restricted Stock granted pursuant to Section 10 above) Deferred Stock and Other Stock-Based Awards then outstanding shall be deemed satisfied as of the date of the Change of Control.

Subject to the limitation that, notwithstanding anything in this Plan to the contrary, any Stock Option which has been outstanding for less than six months on the date of such Change of Control shall be exercisable immediately if the grant of such Stock Option was approved by the Board or the Committee provided for in Section 2 hereof.

SECTION 12.  AMENDMENTS AND TERMINATIONS.

The Board may amend, modify, or discontinue the Plan, but no amendment, modification, or discontinuation shall be made which would impair the rights of an optionee or participant under a

Stock Option, Stock Appreciation Right, Restricted or Deferred Stock Award, or Other Stock-Based Award theretofore granted, without the participant's consent. Furthermore, in addition to such limitations upon amendments as may be imposed by any stock exchange on which the Stock is traded, no amendment may be adopted without the consent of the Company's shareholders that would:

     (a) increase the aggregate number of shares that may be issued under the Plan,

     (b) modify the requirements affecting eligibility to participate in the Plan, or

     (c) materially increase the benefits accruing to Insiders under the Plan. The preceding sentence is intended solely to satisfy the requirements of Code Section 422, and it not intended to confer upon participants any rights to have the Plan continued without amendment.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rates, as well as other developments.

SECTION 13.  UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 14.  GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to stop stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Committee, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or Other Stock-Based Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, and other Stock-Based Awards).

     (f) The plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 15.  EFFECTIVE DATE OF PLAN.

The provisions of Section 10 shall be effective as of September 13, 1994, provided that this Plan, as amended is approved by the Company's shareholders on that date.

SECTION 16.  TERM OF PLAN.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

/x/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

    ---------------------------                1.  ELECTION OF DIRECTORS
    TRANSTECHNOLOGY CORPORATION                                                                      For     Withhold    For All
    ---------------------------                    GIDEON ARGOV           THOMAS V. CHEMA            All        All       Except
                                                   WALTER BELLEVILLE      MICHEL GLOUCHEVITOH
                                                   MICHAEL J. BERTHELOT   JAMES A. LAWRENCE          / /        / /        / /
                                                   PATRICK K. BOLGER

                                                   INSTRUCTION:  To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee'(s') name(s).

                                                   The undersigned hereby confer(s) upon the Proxy discretionary authority
     RECORD DATE SHARES:                           with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve at the meeting.

                                                                                                      For     Against    Abstain
                                               2.  Proposal to approve amendment to the Amended
                                                   and Restated 1992 Long Term Incentive Plan        / /        / /        / /
                                                   to increase the number of shares issuable
                                                   under the plan.

                                               3.  In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


Please be sure to sign and date this Proxy.   Date
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   Signature                               Signature, if held jointly
---         -------------------------------                          ----------


                                  Mark box at right if an address change or
                                  comment has been noted on the reverse side
                                  of this card.                         / /
-------------------------------------------------------------------------------
DETACH CARD                                                         DETACH CARD

PROXY                       TRANSTECHNOLOGY CORPORATION                  PROXY


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Berthelot, Joseph F. Spanier and Monica Aguirre, or any two of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of common stock of TransTechnology Corporation held of record by the undersigned on May 30, 1997, at the annual meeting of shareholders to be held on July 24, 1997, or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees and FOR approval of an amendment to the Amended and Restated 1992 Long Term Incentive Plan. This proxy when properly executed will be voted in the discretion of the Proxy upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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